Exhibit 99.2

December 4, 2024

3 E NETWORK TECHNOLOGY GROUP LIMITED

B046 of Room 801, 11 Sixing Street,

Huangge Town, Nansha District, Guangzhou

Guangdong Province, People’s Republic of China

+86-020-343-29249

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of 3 E NETWORK TECHNOLOGY GROUP LIMITED (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on December 21, 2023 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Hao Liu
Name: Hao Liu

[Signature Page to Rule 438 Consent]